EXHIBIT 99.3

CONSULTING AGREEMENT

Whereas, Malcolm Philips (“Philips”) is an employee of CDEX Inc., a Nevada corporation (the “Company”) pursuant to an Employment Agreement dated June 11, 2007, as amended from time to time (Employment Agreement with Amendments are hereinafter termed “Employment Agreement”).

Whereas, Philips is resigning from employment of the Company effective close of business on February 10, 2010;

Whereas, Philips believes that it is in the best interest of the Company to bring in a commercialization management team to allow him to step out of the position of CEO and Board Member and return to his status as a shareholder as was the case during 2006;

Whereas, in view of Philips’s expertise with regard to matters involving the Company, the Company desires to have available his continued services as the Company’s CEO, Chairman of the Board of Directors and Acting General Counsel during a transition period while a new CEO is hired and placed on the Board, and services of a General Counsel are obtained, and both brought up to speed.

Whereas, Philips would like to provide such services; and

Whereas, the Company can obtain such services through “IAM Investment Group LP” (“FLP”) for which Philips works.

Accordingly, for good and valuable consideration the sufficiency of which is recognized and acknowledged by all parties, the Company and Philips and FLP agree to the provision of this Consulting Agreement (“Agreement”) as follows:

This Agreement is entered into as of February 10, 2010 (the “Effective Date”), by and between CDEX and FLP, representing Philips, (hereinafter, both FLP and Philips, are termed “Consultant”).

1.    Consulting Agreement.  Subject to the terms and conditions set forth in this Agreement, the Company agrees to engage the Consultant to perform services for the Company, effective as of the Effective Date and subject to the terms and conditions set forth below.

2.    Term.  This Agreement is for a term of six months (“Term”).

3.    Services of the Consultant.  During the Term of this Agreement, Consultant shall serve as the Chairman, CEO and Acting General Counsel until those positions are filled and afterward, provide transition services for the new CEO and General Counsel until the Term is completed or until the Company no longer needs Consultant’s services, whichever comes sooner. The Consultant shall faithfully perform such services for the business and affairs of the Company (the “Services”).  The Consultant shall devote his best efforts and attention to the performance of the Services and shall expend such time as may be required to perform the Services. The Consultant shall not perform services that are similar in nature to the Services for any other person or entity.

4555 S. Palo Verde Rd. Suite 123    Tucson, AZ 85714    (520) 745-5172    www.cdexinc.com

4.                Place of Performance. The place of performance shall be as agreed upon with the Company.

5.                Compensation.

5.1           Fees.:  As compensation for Consultant Services Consultant shall be paid a flat fee of $4,000 per month for services.

5.2.          Benefits.  Philips shall not be eligible to participate in any of the Company’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs, unless he is invited to participate pursuant to Company policy.

5.3           Vesting Schedule for Unvested Stock and Stock Options.  It is agreed by Consultant and the Company that all unvested Stock Options granted to Philips shall be fully vested effective February 10, 2010 and shall be exercisable until twelve months following termination of this Agreement.

6.                Expenses.  The Company shall reimburse the Consultant for reasonable and authorized expenses incurred by the Consultant in connection with the performance of the Services upon periodic presentation by the Consultant of an itemized account of such expenses and appropriate receipts.

7.                Termination of Services.  Upon termination of the Consultant’s Services, this Agreement shall become null and void, except as to Section 5 and as provided in Section 12.3.

8.                Compensation Upon Termination.  Upon the termination of this Agreement under Section 2 above, with respect to Section 5.1.1, the Consultant shall only be entitled to (i) the accrued and earned portion of his fee.  In addition, Consultant shall be entitled to reimbursement of expenses that were incurred before the termination became effective and that are reimbursable under this Agreement.

9.                CDEX Agreements.   As an express condition for the Company’s agreement to enter into this Agreement, and as a pre-condition to the effectiveness of this Agreement, the Consultant and Company agree that the Non-Compete Agreement and Non-Disclosure Agreement executed as part of Philips’, earlier Employment Agreement with the Company shall remain in effect, and that the post-employment term of those Agreements will not begin until such time as this Agreement is terminated.

10.              Independent Contractor Obligations.  It is expressly agreed that the Consultant is acting as an independent contractor in performing the Services. The Company shall carry no Workers’ Compensation insurance or any health or accident insurance to cover the Consultant or any of its employees or contractors. The Consultant shall carry all such insurance as shall be required by law and as it deems appropriate, and shall provide the Company with a copy of each such insurance policy upon the request of the Company.  The Company shall not pay any contribution to Social Security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions or benefits which might be expected to be paid by an employer in an employer-employee relationship. The Consultant expressly agrees to report and to pay, on or before the date due, any and all contributions for taxes, unemployment insurance, Social Security, and other benefits for itself and its employees. Upon the request of the Company, the Consultant shall provide evidence, satisfactory to the Company, that all such tax and other payments required to be made by the Consultant under this Section have been timely paid when and as due.

4555 S. Palo Verde Rd. Suite 123    Tucson, AZ 85714    (520) 745-5172    www.cdexinc.com

11.    Arbitration.   Any failure to perform, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof, shall be determined exclusively by arbitration in accordance with the provisions of this Section and in accordance with the rules of the American Arbitration Association for arbitrating commercial matters. The arbitration shall be held in Charlotte, NC, or such other location as the parties shall mutually agree. The arbitrators shall base their award on applicable Nevada law and judicial precedent, and shall accompany their award with written findings of fact and conclusions of law. The decision of the arbitrators shall be binding on the parties, except that any party may appeal the arbitrators’ decision by filing an action to reconsider the decision of the arbitrators in a court having jurisdiction hereunder. In any such action the arbitrators’ findings of fact shall be conclusive and binding on both parties and the sole questions to be determined by the court shall be (i) whether or not the arbitrators’ decision was contrary to Nevada law and judicial precedent, and (ii) if the court determines that the arbitrators’ decision was contrary to Nevada law and judicial precedent, then how the dispute shall be resolved based on the arbitrators’ findings of facts and Nevada law and judicial precedent. The decision of the court as to the resolution of the dispute under Nevada law and judicial precedent shall supercede the arbitrators’ decision. Judgment upon the award rendered by the arbitrators, as modified by the court, if applicable, may be entered in any court having jurisdiction in accordance herewith.

12.              Miscellaneous.

12.1    Notices.  All notices, demands, requests or other communications required or permitted to be given or made hereunder shall be in writing and shall be hand-delivered or shall be mailed by first class registered or certified mail, postage prepaid to the respective addresses of the parties. Notice shall be deemed to have been received either on the day delivered, if hand-delivered, or five (5) days after mailing, if mailed.

12.2    Severability.  The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

12.3    Survival.  It is the express intention and agreement of the parties hereto that the provisions of Section 7, Section 8, Section 9, Section 10, and Section 11 hereof shall survive the termination of this Agreement.  In addition, all obligations of the Company to make payments pursuant to Sections 5 and 6 with regard to fees earned, obligations made or expenses incurred prior to the termination of this Agreement shall survive any termination of this Agreement on the terms and conditions set forth herein.  Finally, all provisions that are by their nature designed to survive the termination shall so survive.

12.4    Assignment.  Neither party shall assign any right or delegate any obligation hereunder without the other party’s written consent, and any purported assignment or delegation by a party hereto without the other party’s written consent shall be void.  This Agreement shall be binding upon and inure to the benefit of the Company and its successors and the Consultant, his or her heirs, executors, administrators and legal representatives.

4555 S. Palo Verde Rd. Suite 123    Tucson, AZ 85714    (520) 745-5172    www.cdexinc.com

12.5   Amendment; Waiver.  This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the parties hereto. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

12.6 Headings.  Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

12.7 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Nevada (but not including the choice of law rules thereof). Subject to the arbitration provisions herein, any action filed in relation to this Agreement and the performance of the parties hereunder shall be filed in the appropriate state court or the U.S. District Court having jurisdiction over Charlotte, NC, the parties hereto waiving any other venue to which they may be entitled by virtue of domicile or otherwise. Each of the parties hereto waives a trial by jury in regard to any claims or disputes relating to this Agreement.

12.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties respecting the engagement of the Consultant, there being no representations, warranties or commitments except as set forth herein.  Except as provided herein, the Employment Agreement is null and void.

12.9 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf effective as of the day and year first hereinabove written.

By:	/s/ Malcolm H. Philips, Jr.	By:	/s/ Carmen Conicelli
	Malcolm H. Philips, Jr.		Carmen Conicelli
	(Representing both himself and IAM Investment Group, LP		Board of Directors CDEX Inc.

4555 S. Palo Verde Rd. Suite 123    Tucson, AZ 85714    (520) 745-5172    www.cdexinc.com